Exhibit 99

NEWS RELEASE
January 30, 2023
Contact:	Mateo Garcia	Telephone: (808) 543-7300
	Director, Investor Relations	E-mail: ir@hei.com

AMERICAN SAVINGS BANK REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS
Full Year 2022 Performance Highlights
•Executed on market opportunities, growing loans by 15%, the strongest in over a decade
•Strong credit quality drove 0.03% net charge off ratio (lowest since 2014), and low provision for credit losses ($2 million)
•Net interest income up 6.5% versus 2021
•Net interest margin remained strong at 2.89%
•Continued strong capital and liquidity position

HONOLULU - American Savings Bank, F.S.B. (ASB), a wholly owned subsidiary of Hawaiian Electric Industries, Inc. (NYSE - HE), today reported 2022 net income of $80.0 million, compared to $101.2 million in 2021. Net income for 2021 reflected a $25.8 million negative provision for credit losses following large provisioning in 2020 related to the COVID-19 pandemic, compared to a provision for credit losses totaling $2.0 million in 2022 (pre-tax). Net income for 2021 also included $14.3 million in Paycheck Protection Program (PPP) fee income, compared to $2.9 million in PPP fee income in 2022 (pre-tax).
“We are pleased with our 2022 results, which reflect strong execution by our team, solid credit quality and a healthy Hawaii economy,” said Ann Teranishi, president and chief executive officer of ASB. “Excluding unique pandemic recovery-related items that benefited our 2021 net income, we saw meaningful growth in earnings year over year. We also saw the strongest loan growth in recent memory, reflecting great work by our team and the resilience of Hawaii’s consumers and businesses. We continued to see positive credit trends despite the inflationary environment, and rising interest rates benefited our net interest margin and profitability,” said Teranishi.
Net income for the fourth quarter of 2022 was $17.9 million, compared to $20.8 million in the third quarter of 2022 and $22.1 million in the fourth quarter of 2021.
Financial Highlights
Net interest income was $252.6 million in 2022 compared to $237.2 million in 2021. The increase in net interest income for the year was primarily due to higher yields on loans and investment securities, strong loan growth across nearly the entire portfolio and higher balances of investment securities. Fourth quarter 2022 net interest income was $66.1 million compared to $65.7 million in the linked quarter and $59.1 million in the fourth quarter of 2021. Higher net interest income compared to the linked and prior year quarters was primarily due to higher yields and balances on loans, partially offset by higher funding costs. Net interest margin was 2.89% in 2022, compared to 2.91% in 2021. Net interest margin for the fourth quarter of 2022 was 2.91% compared to 2.96% in the linked quarter and 2.79% in the fourth quarter of 2021.
Strong loan growth during the year required additional credit loss reserves, but those additional reserves were partially offset by provision releases due to favorable credit trends. The provision for credit losses for 2022 was $2.0 million compared to a negative provision for credit losses of $25.8 million in 2021. The fourth quarter 2022 provision for credit losses was $2.7 million compared to a negative provision for credit losses of $0.2 million in the linked quarter and a negative provision for credit losses of $3.5 million in the fourth quarter of 2021. As of December 31, 2022, ASB’s allowance for credit losses to outstanding loans was 1.21% compared to 1.24% as of September 30, 2022 and 1.36% as of December 31, 2021.
The 2022 net charge-off ratio was 0.03% compared to 0.07% in 2021. The net charge-off ratio for the fourth quarter of 2022 was 0.06%, compared to 0.03% in both the linked quarter and the fourth quarter of 2021. Nonaccrual loans as a percent of total loans receivable held for investment were 0.28% as of December 31, 2022, compared to 0.35% as of September 30, 2022 and 0.86% as of December 31, 2021.
Noninterest income for 2022 was $57.0 million compared to $64.7 million in 2021. The decrease in noninterest income was primarily due to lower mortgage banking income, lower bank-owned life insurance (BOLI) income and lower fees from other financial services, partially offset by higher fee income on deposit liabilities, gains on sales of real estate and fee income on other financial products. Noninterest income was $15.3 million in the fourth quarter of 2022 compared to $13.0 million in the linked quarter and $15.7 million in the fourth quarter of 2021.

The increase compared to the linked quarter was primarily due to higher BOLI income and a gain on sale of real estate. The decrease compared to the prior year quarter was primarily due to lower mortgage banking income and lower fees from other financial services, partially offset by higher BOLI income and a gain on sale of real estate.
Noninterest expense for 2022 was $205.3 million compared to $197.2 million in 2021. The increase in noninterest expense was driven by a pension accounting change that resulted in lower pension expense in 2021, and higher occupancy costs in 2022 primarily from the write-off of leases related to branch closures. Fourth quarter noninterest expense was $56.1 million compared to $51.6 million in the linked quarter and $50.0 million in the fourth quarter of 2022. The increase compared to the linked and prior year quarters was primarily due to higher compensation and benefits expenses and higher occupancy costs.
Total earning assets as of December 31, 2022 were $9.1 billion, up 7.2% from December 31, 2021.
Total loans were $6.0 billion as of December 31, 2022, up 15% from December 31, 2021, reflecting growth across the entire portfolio with the exception of PPP loans. Commercial real estate, residential and home equity line of credit were the strongest sources of loan growth for the year.
Total deposits were $8.2 billion as of December 31, 2022, a decrease of 0.03% from December 31, 2021. The average cost of funds was 0.16% for the full year 2022, 10 basis points higher than the prior year. For the fourth quarter of 2022, the average cost of funds was 0.38%, up 25 basis points versus the linked quarter and up 33 basis points versus the prior year quarter.
ASB’s return on average equity for the full year 2022 was 14.1% compared to 13.8% in 2021. Return on average assets for the full year was 0.86% in 2022 compared to 1.15% in 2021. For the fourth quarter of 2022, return on average equity was 15.7%, compared to 15.1% in the linked quarter and 12.1% in the fourth quarter of 2021. Return on average assets was 0.76% for the fourth quarter of 2022, compared to 0.89% in the linked quarter and 0.97% in the same quarter last year.
In the fourth quarter of 2022, ASB paid dividends of $10.0 million to HEI. ASB had a Tier 1 leverage ratio of 7.78% as of December 31, 2022.
HEI EARNINGS RELEASE, HEI WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2023 GUIDANCE
Concurrent with ASB’s regulatory filing 30 days after the end of the quarter, ASB announced its fourth quarter and full year 2022 financial results today. Please note that these reported results relate only to ASB and are not necessarily indicative of HEI’s consolidated financial results for the fourth quarter and full year 2022.
HEI plans to announce its fourth quarter and full year 2022 consolidated financial results on Tuesday, February 14, 2023 and will also conduct a webcast and conference call at 11:15 a.m. Hawaii time (4:15 p.m. Eastern time) that same day to discuss its consolidated earnings, including ASB’s earnings, and 2023 guidance.
To listen to the conference call, dial 1-844-200-6205 (U.S.) or +1-929-526-1599 (international) and enter passcode 864795. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through February 28, 2023. To access the audio replay, dial 1-866-813-9403 (U.S.) or +44-204-525-0658 (international) and enter passcode 326110.
HEI and Hawaiian Electric Company, Inc. (Hawaiian Electric) intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.
FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2021 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. ###

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Years ended December 31
(in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	2022	2021
Interest and dividend income
Interest and fees on loans	$60,331	$53,365	$48,384	$207,830	$198,802
Interest and dividends on investment securities	14,315	15,052	11,755	58,044	43,464
Total interest and dividend income	74,646	68,417	60,139	265,874	242,266
Interest expense
Interest on deposit liabilities	3,755	1,704	1,062	7,327	4,981
Interest on other borrowings	4,775	1,055	4	5,974	59
Total interest expense	8,530	2,759	1,066	13,301	5,040
Net interest income	66,116	65,658	59,073	252,573	237,226
Provision for credit losses	2,729	(186)	(3,458)	2,037	(25,825)
Net interest income after provision for credit losses	63,387	65,844	62,531	250,536	263,051
Noninterest income
Fees from other financial services	4,764	4,763	5,888	19,830	21,225
Fee income on deposit liabilities	4,640	4,879	4,634	18,762	16,663
Fee income on other financial products	2,628	2,416	2,003	10,291	8,770
Bank-owned life insurance	1,872	122	1,107	2,533	7,318
Mortgage banking income	62	181	1,808	1,692	9,305
Gain on sale of real estate	776	—	—	1,778	—
Gain on sale of investment securities, net	—	—	—	—	528
Other income, net	606	633	220	2,086	851
Total noninterest income	15,348	12,994	15,660	56,972	64,660
Noninterest expense
Compensation and employee benefits	30,361	28,597	27,375	113,839	113,970
Occupancy	7,030	5,577	5,358	24,026	20,584
Data processing	4,537	4,509	4,472	17,681	17,634
Services	2,967	2,751	2,718	10,679	10,327
Equipment	2,937	2,432	2,521	10,100	9,510
Office supplies, printing and postage	1,142	1,123	1,145	4,398	4,239
Marketing	1,091	925	1,562	3,968	3,870
FDIC insurance	978	914	823	3,591	3,235
Other expense	5,056	4,729	3,993	16,985	13,783
Total noninterest expense	56,099	51,557	49,967	205,267	197,152
Income before income taxes	22,636	27,281	28,224	102,241	130,559
Income taxes	4,739	6,525	6,095	22,252	29,325
Net income	$17,897	$20,756	$22,129	$79,989	$101,234
Comprehensive income (loss)	$29,282	$(78,186)	$9,840	$(218,844)	$48,506
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.76	0.89	0.97	0.86	1.15
Return on average equity	15.73	15.11	12.10	14.08	13.76
Return on average tangible common equity	19.20	17.77	13.63	16.46	15.49
Net interest margin	2.91	2.96	2.79	2.89	2.91
Efficiency ratio	68.86	65.55	66.86	66.31	65.31
Net charge-offs to average loans outstanding	0.06	0.03	0.03	0.03	0.07
As of period end
Nonaccrual loans to loans receivable held for investment	0.28	0.35	0.86
Allowance for credit losses to loans outstanding	1.21	1.24	1.36
Tangible common equity to tangible assets	4.1	4.0	7.1
Tier-1 leverage ratio	7.8	7.7	7.9
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$10.0	$5.0	$19.0	$42.0	$59.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.

American Savings Bank, F.S.B.
BALANCE SHEETS DATA
(Unaudited)

(in thousands)	December 31, 2022		December 31, 2021
Assets
Cash and due from banks		$153,042		$100,051
Interest-bearing deposits		3,107		151,189
Cash and cash equivalents		156,149		251,240
Investment securities
Available-for-sale, at fair value		1,429,667		2,574,618
Held-to-maturity, at amortized cost		1,251,747		522,270
Stock in Federal Home Loan Bank, at cost		26,560		10,000
Loans held for investment		5,978,906		5,211,114
Allowance for credit losses		(72,216)		(71,130)
Net loans		5,906,690		5,139,984
Loans held for sale, at lower of cost or fair value		824		10,404
Other		692,143		590,897
Goodwill		82,190		82,190
Total assets		$9,545,970		$9,181,603
Liabilities and shareholder’s equity
Deposit liabilities–noninterest-bearing		$2,811,077		$2,976,632
Deposit liabilities–interest-bearing		5,358,619		5,195,580
Other borrowings		695,120		88,305
Other		212,269		193,268
Total liabilities		9,077,085		8,453,785
Common stock		1		1
Additional paid-in capital		355,806		353,895
Retained earnings		449,693		411,704
Accumulated other comprehensive loss, net of tax benefits
Net unrealized losses on securities	$(328,904)		$(32,037)
Retirement benefit plans	(7,711)	(336,615)	(5,745)	(37,782)
Total shareholder’s equity		468,885		727,818
Total liabilities and shareholder’s equity		$9,545,970		$9,181,603

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.